UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2025

BARNES GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4801	06-0247840
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Main Street Bristol, Connecticut 06010
(Address of Principal Executive Offices) (Zip Code)

(860) 583-7070
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On January 27, 2025, Goat Holdco, LLC (“Parent”), a Delaware limited liability company, completed the previously announced acquisition of Barnes Group Inc., a Delaware corporation (“Barnes”), pursuant to the terms of the Agreement and Plan of Merger, dated as of October 6, 2024 (the “Merger Agreement”), by and among Barnes, Parent, and Goat Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into Barnes (the “Merger”), with Barnes surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of funds managed by affiliates of Apollo Global Management, Inc.

At the effective time of the Merger (the “Effective Time”), subject to the terms and conditions of the Merger Agreement, each share of common stock, par value $0.01 per share, of Barnes (each such share, a “Common Share” and, collectively, the “Barnes Common Stock”) that was issued and outstanding immediately prior to the Effective Time (other than (a) Common Shares issued and outstanding immediately prior to the Effective Time that were owned or held in treasury by Barnes, or otherwise owned or held by any wholly owned subsidiary of Barnes or by Parent or any of its wholly owned subsidiaries (including Merger Sub) and (b) Common Shares that were issued and outstanding immediately prior to the Effective Time and were held by holders who did not vote in favor of the adoption of the Merger Agreement or consent thereto in writing and who properly exercised appraisal rights with respect to such Common Shares in accordance with, and who have complied with, Section 262 of the General Corporation Law of the State of Delaware and did not fail to perfect, effectively withdraw or lose their right to appraisal and payment under Delaware law with respect to such Common Shares), were automatically converted into the right to receive $47.50 per share in cash, without interest (the “Merger Consideration”).

At the Effective Time, on the terms and subject to the conditions of the Merger Agreement, each then-outstanding Barnes stock option award (a “Barnes Option”), time-based restricted stock unit award (a “Barnes RSU Award”) (other than Barnes RSU Awards granted after the date of the Merger Agreement), deferred stock unit award and performance-based restricted stock unit award (a “Barnes PSU Award”) was cancelled in exchange for the Merger Consideration (less the applicable exercise price in the case of Barnes Options) in respect of the number of Common Shares subject to such award (with any Barnes Option with an exercise price per share equal to or greater than the Merger Consideration cancelled without any payment being made in respect thereof). The number of Common Shares subject to each Barnes PSU Award was determined by deeming the applicable performance goals to be achieved at the greater of the target level of performance and the actual level of performance as of the Effective Time. Barnes RSU Awards granted on or after the date of the Merger Agreement vested on a pro rata basis at the Effective Time (with any unvested portion forfeited) and were cancelled in exchange for the Merger Consideration for each underlying Common Share.

Item 1.01.	Entry into a Material Definitive Agreement.

2032 Notes

Concurrently with the Effective Time, Parent, Wilmington Trust, National Association (the “Trustee”), Barnes and certain of Barnes’ subsidiaries (together with Barnes, the “Subsidiary Guarantors”) entered into the Supplemental Indenture No. 1 to the Indenture, dated as of December 24, 2024, among Parent, the subsidiary guarantors party thereto from time to time and the Trustee (the “2032 Notes Indenture”), governing Parent’s issuance of 6.75% Senior Secured Notes due 2032 with an initial aggregate principal amount of $750 million (the “2032 Notes”), pursuant to which Barnes and the other Subsidiary Guarantors agreed to guarantee Parent’s obligations under the 2032 Notes Indenture and the 2032 Notes. The 2032 Notes and the related guarantees are secured on a first-priority basis by substantially all assets of Parent and the Subsidiary Guarantors (the “Collateral”) (subject to certain exclusions and exceptions). The 2032 Notes Indenture and the 2032 Notes include restrictive covenants, events of default and other provisions that are customary for obligations of this type.

First Lien Credit Agreement

In addition, concurrently with the Effective Time, Parent entered into the First Lien Credit Agreement among Goat Midco, LLC (“Holdings”), Parent, as borrower, Royal Bank of Canada, as administrative agent, and the lenders and issuing banks party thereto (the “Credit Agreement”), governing (a) Parent’s term loan facility in an aggregate principal amount of $1,350 million, maturing on the seventh anniversary of the date hereof, and (b) Parent’s revolving loan facility that provides aggregate borrowing availability of $300 million, maturing on the fifth anniversary of the date hereof. The obligations under the Credit Agreement are secured (i) on a first-priority basis on assets of Parent and the Subsidiary Guarantors constituting Collateral (subject to certain exclusions and exceptions) and (ii) by a pledge of the equity interests of Parent directly held by Holdings. The Term Loan Credit Agreement includes representations and warranties, covenants, events of default and other provisions that are customary for facilities of this type.

Item 1.02.	Termination of a Material Definitive Agreement.

Concurrently with the occurrence of the Effective Time, Barnes repaid all loans and terminated all credit commitments outstanding under that certain Credit Agreement, dated as of August 31, 2023 (as amended by Amendment No. 1, dated as of February 6, 2024, and Amendment No. 2, dated as of March 19, 2024), among Barnes, Barnes Group Switzerland GmbH, Barnes Group Acquisition GmbH, the lenders and issuing banks from time to time party thereto and Bank of America, N.A., as administrative agent, as collateral agent and as swingline lender.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The description contained under the Introductory Note of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

The description of the effects of the Merger Agreement and the transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to Barnes’ Form 8-K, filed with the U.S. Securities and Exchange Commission (the “Commission”) on October 6, 2024, and which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions contained under Item 1.01 of this Current Report on Form 8-K are incorporated by reference into this Item 2.03.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The descriptions contained under the Introductory Note and Item 2.01 of this Current Report on Form 8-K are incorporated by reference into this Item 3.01.

In connection with the consummation of the Merger, on January 27, 2025, Barnes notified the New York Stock Exchange (the “NYSE”) that the Merger had closed and requested that the NYSE (a) suspend trading of Barnes Common Stock, (b) remove Barnes Common Stock from listing on the NYSE prior to the open of trading on January 27, 2025 and (c) file with the Commission a notification of delisting of Barnes Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, Barnes Common Stock will no longer be listed on the NYSE. Trading of Barnes’ Common Stock on the NYSE was halted prior to the opening of trading on the closing date of the Merger.

Additionally, Barnes intends to file with the Commission certifications on Form 15 under the Exchange Act requesting the deregistration of Barnes Common Stock under Section 12(g) of the Exchange Act and the suspension of Barnes’ reporting obligations under Sections 13 and 15(d) of the Exchange Act as promptly as practicable.

Item 3.03.	Material Modification of Rights of Security Holders.

The descriptions contained under the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K are incorporated by reference into this Item 3.03.

In connection with the Merger and at the Effective Time, holders of Barnes Common Stock immediately prior to such time ceased to have any rights as shareholders in Barnes (other than their right to receive the Merger Consideration pursuant to the Merger Agreement).

Item 5.01.	Change in Control of Registrant.

The descriptions contained under the Introductory Note and Items 2.01, 3.01, 3.03 and 5.03 of this Current Report on Form 8-K are incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger, a change in control of Barnes occurred. Pursuant to the Merger Agreement, at the Effective Time, Merger Sub merged with and into Barnes, with Barnes continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The descriptions contained under the Introductory Note and Item 2.01 of this Current Report on Form 8-K are incorporated by reference into this Item 5.02.

In connection with the Merger, each of Elijah K. Barnes, Jakki L. Haussler, Richard J. Hipple, Daphne E. Jones, Adam J. Katz, Neal J. Keating, Hans-Peter Männer, Anthony V. Nicolosi and JoAnna L. Sohovich resigned from the board of directors of Barnes (the “Board”) and the committees thereof, effective as of the Effective Time. No director resigned as a result of any disagreement with Barnes on any matter relating to Barnes’ operations, policies or practices.

In connection with the consummation of the Merger, Michael Kennedy was appointed to the Board, effective as of the Effective Time. Thomas J. Hook remained on the Board following the Effective Time.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The descriptions contained under the Introductory Note and Items 2.01 and 3.03 of this Current Report on Form 8-K are incorporated by reference into this Item 5.03.

Pursuant to the Merger Agreement, at the Effective Time, Barnes’ Restated Certificate of Incorporation and Amended and Restated By-Laws were amended and restated in their entirety. The Third Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 8.01.	Other Events.

On January 27, 2025, Barnes issued a press release announcing the completion of the Merger. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

2.1†
Agreement and Plan of Merger, dated as of October 6, 2024, by and among Goat Holdco, LLC, Goat Merger Sub, Inc. and Barnes Group Inc. (incorporated by reference to Exhibit 2.1 to Barnes Group Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 6, 2024).

3.1	Third Amended and Restated Certificate of Incorporation of Barnes Group Inc.
3.2	Amended and Restated By-Laws of Barnes Group Inc.
99.1	Press Release, dated as of January 27, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Barnes hereby undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the Commission; provided that Barnes may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2025	BARNES GROUP INC.

	By:	/s/ Jay B. Knoll
		Name:	Jay B. Knoll
		Title:	Senior Vice President, General Counsel and Secretary